Exhibit 10.2

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of December 8, 2020, by and among BLS Investor Group, LLC, a Delaware limited liability company (“Sponsor”), Vesper Healthcare Acquisition Corp., a Delaware corporation (“Parent”), and LCP Edge Intermediate, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 11,500,000 shares Class B Common Stock, par value $0.0001 per share (the “Founder Shares”) and 9,333,333 Sponsor Warrants;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, the Company and certain other Persons party thereto entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT

Section 1.1 Sponsor Voting Agreements.

(a) At any meeting of the stockholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Parent is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all of its Founder Shares and any shares of Parent Common Stock that Sponsor holds of record or beneficially, as of the date hereof, or acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Parent Shares”) to be counted as present thereat for purposes of calculating a quorum, (ii) not redeem any Subject Parent Shares at such meeting and (iii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Parent Shares:

(i) in favor of each Parent Stockholder Proposal; and

(ii) against any proposal in opposition to approval of the Merger Agreement or inconsistent with the Merger Agreement or the Transactions.

Section 1.2 No Inconsistent Agreement. Sponsor hereby represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II
MISCELLANEOUS

Section 2.1 Authorization; No Breach. Each of Sponsor, Parent and the Company has all requisite corporate or limited liability company power, as applicable, without violating any agreement to which it is bound, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

Section 2.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Closing, (b) the termination of the Merger Agreement in accordance with Article IX thereof and (c) the liquidation of Parent. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE II shall survive the termination of this Agreement.

Section 2.3 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, then in the applicable Delaware state court), or if under applicable law exclusive jurisdiction of such claim or cause of action is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 2.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.4.

Section 2.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 2.6 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

Section 2.7 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and Sponsor.

Section 2.8 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.9 Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one (1) Business Day after deposit with a nationally recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five (5) Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

If to Parent:

Vesper Healthcare Acquisition Corp.
1819 West Avenue, Bay 2
Miami Beach, FL 33139
Attention:	Brenton L. Saunders
Manisha Narasimhan
Email:	Brent.Saunders@vesperhealth.com
Manisha.Narasimhan@vesperhealth.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew R. Brownstein
Igor Kirman
DongJu Song
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
DSong@wlrk.com

If to the Company:

LCP Edge Intermediate, Inc.
c/o Linden Capital Partners LLC
150 North Riverside Plaza, Suite 5100
Chicago, IL 60606
Attention:	Brian Miller
Kam Shah
Email:	bmiller@lindenllc.com
kshah@lindenllc.com

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:	Robert A. Wilson, P.C.
Maggie D. Flores
Email:	robert.wilson@kirkland.com
maggie.flores@kirkland.com

If to Sponsor:

BLS Investor Group, LLC
1819 West Avenue, Bay 2
Miami Beach, FL 33139
Attention:	Brenton L. Saunders
Manisha Narasimhan

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew R. Brownstein
Igor Kirman
DongJu Song
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
DSong@wlrk.com

Section 2.10 Counterparts. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 2.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Sponsor, Parent and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

BLS INVESTOR GROUP, LLC

By:	/s/ Brenton L. Saunders
Name: Brenton L. Saunders
Title: Managing Member

[Signature Page to Sponsor Support Agreement]

PARENT:

VESPER HEALTHCARE ACQUISITION CORP.

By:	/s/ Brenton L. Saunders
Name: Brenton L. Saunders
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

LCP EDGE INTERMEDIATE, INC.

By:	/s/ Kamlesh Shah
Name: Kamlesh Shah
Title: Vice President, Assistant Treasurer and Assistant Secretary

[Signature Page to Sponsor Support Agreement]